UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 West 5th Street, Suite 1275, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27 and June 28, 2018, each of Sha-Chelle Manning and Michael R. Humphrey, respectively, informed Astrotech Corporation (the “Company”) that they are resigning as members of the Board of Directors of the Company. The resignations will be effective as of July 1, 2018. Both Ms. Manning’s and Mr. Humphrey’s resignations were not in connection with any known disagreement with the Company on any matter.

Item 8.01              Other Events

On June 29, 2018, the Company issued a press release announcing the resignations. The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press release, dated June 29, 2018 issued by Astrotech Corporation.	E

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III
Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief
Executive Officer

Date: June 29, 2018

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press release, dated June 29, 2018 issued by Astrotech Corporation.	E